Exhibit 10.10(a)

SECOND AMENDED AND RESTATED

CONSOLIDATED CONTAINER HOLDINGS LLC

1999 UNIT OPTION PLAN

This Second Amended and Restated Consolidated Container Holdings LLC 1999 Unit Option Plan (the “Plan”), adopted by the Management Committee of Consolidated Container Holdings LLC (the “Company”) in part on July 20, 2004, and in part on February 11, 2005, shall amend and restate, in its entirety, the Amended and Restated Consolidated Container Holdings LLC 1999 Unit Option Plan adopted by the Management Committee of the Company as of April 29, 2003 (the “Amended Plan”)

1. Purpose of the Plan. This Plan shall be known as the Consolidated Container Holdings LLC 1999 Unit Option Plan. The purposes of the Plan are (i) to attract and retain the best available personnel for positions of substantial responsibility and (ii) to provide incentives to such personnel to promote the success of the business of Consolidated Container Holdings LLC and its subsidiaries.

2. Definitions. As used herein, the following definitions shall apply:

“Amended Plan” means the Amended and Restated Consolidated Container Holdings LLC 1999 Unit Option Plan adopted by the Management Committee of the Company as of April 29, 2003

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the committee described in Section 17 that administers the Plan.

“Company” means Consolidated Container Holdings LLC, a Delaware limited liability company.

“Consultant” means any individual who renders services to the Company or any of its Subsidiaries as a consultant or other type of independent contractor.

“Date of Grant” means the date on which an Option is granted pursuant to this Plan or, if the Committee so determines, the date specified by the Committee as the date the award is to be effective.

“Employee” means any officer or other key employee of the Company or one of its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to a Unit, the fair market value of such Unit as determined by the Committee, in its sole discretion. In making such determination, the Committee may, but shall not be obligated to, commission and rely upon an independent appraisal of Units.

“Initial Plan” means the Consolidated Container Holdings LLC 1999 Unit Option Plan effective as of July 1, 1999.

“LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of the Company, dated as of May 20, 2004, by and among Franklin Plastics, Inc., Franklin Holdings, Inc., Reid Plastics Holdings, Inc., Vestar Packaging LLC, Vestar CCH LLC, Vestar CCH Preferred LLC and other parties, as such agreement may be amended from time to time.

“Option” means an option to purchase Units granted pursuant to Section 6 of this Plan.

“Optionee” means any Employee who receives an Option.

“Participant” means any Employee or Consultant who receives an Option pursuant to this Plan.

“Plan” means the Second Amended and Restated Consolidated Container Holdings LLC 1999 Unit Option Plan, as amended from time to time.

“Redemption Agreement” means a Special Unit Acquisition, Ownership and Redemption Agreement, the form of which is attached hereto as Exhibit A.

“Rule 16b-3” means Rule 16b-3 of the rules and regulations under the Exchange Act, as Rule 16b-3 may be amended from time to time, and any successor provisions to Rule 16b-3 under the Exchange Act.

“Subsidiary” means any now existing or hereinafter organized or acquired entity of which more than fifty percent (50%) of the ownership interests therein are owned or controlled directly or indirectly by the Company or through one or more Subsidiaries of the Company.

“Unit” means an interest of a member of the Company, as such term is defined in the LLC Agreement.

3. Term of Plan. The Management Committee of the Company adopted the Initial Plan effective as of July 1, 1999. The Management Committee adopted amendments to the Initial Plan effective as of April 23, 2002, and February 11, 2003. The Management Committee adopted the Amended Plan to amend and restate the Initial Plan in its entirety, effective as of April 29, 2003. The Management Committee adopted this Plan to amend and restate the Amended Plan in its entirety to incorporate amendments adopted as of July 20, 2004, and February 11, 2005. The Plan shall continue in effect until terminated pursuant to Section 15. The Management Committee of the Company adopted the foregoing amendments and this Plan to reflect changes in the number of Units subject to the Plan, as reflected in paragraph 4 below.

4. Units Subject to the Plan. Except as otherwise provided in Section 16 hereof, the aggregate number of Units issuable upon the exercise of Options pursuant to this Plan shall be 27,690,000. If an Option should expire or become unexercisable for any reason without having been exercised in full, then the Units that were subject thereto shall, unless the Plan shall have terminated, become immediately available for the grant of additional Options under this Plan, subject to the limitations and adjustments set forth above. In addition, for purposes of calculating the aggregate number of Units that may be issued under this Plan, only the net Units issued (including the Units, if any, withheld for tax withholding requirements) shall be counted when Units are used as full or partial payment for Units issued upon exercise of an Option. Units tendered by a Participant as payment for Units issued upon such exercise shall be available for reissuance under the Plan.

5. Eligibility. Options may be granted under Section 6 of the Plan to such Employees or Consultants as the Committee may determine. Subject to the limitations and qualifications set forth in this Plan, the Committee shall also determine the number of Options to be granted, the number of Units subject to each Option grant, the exercise price or prices of Units subject to each Option, the vesting and exercise period of each Option, whether an Option may be exercised as to less than all of the Units subject thereto, and such other terms and conditions of each Option as are consistent with the provisions of this Plan.

6. Grant of Options. The Committee shall determine the number of Units to be offered from time to time pursuant to Options granted hereunder and shall grant Options under the Plan. The grant of Options shall be evidenced by Option agreements containing such terms and provisions as are approved by the Committee and executed on behalf of the Company by an appropriate officer.

7. Time of Grant of Options. The date of grant of an Option under the Plan shall be the date on which the Committee awards the Option or, if the Committee so determines, the date specified by the Committee as the date the award is to be effective. Notice of the grant shall be given to each Participant to whom an Option is granted promptly after the date of such grant.

8. Price. The Committee shall determine, at the Date of Grant, the exercise price for each Unit subject to an Option (the “Exercise Price”) granted pursuant to Section 6 of the Plan.

9. Vesting. Each Option award under the Plan shall vest or be subject to forfeiture in accordance with the provisions set forth in the applicable Option agreement. The Committee may, but shall not be required to, permit acceleration of vesting or termination of forfeiture provisions upon any sale of the Company or similar transaction.

10. Exercise. A Participant may pay the Exercise Price of the Units as to which an Option is being exercised by the delivery of (a) cash, (b) check or (c) at the Committee’s option, any other consideration that the Committee determines is consistent with the Plan’s purpose and applicable law.

11. Withholding of Taxes. The Committee shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority to withhold in connection with any Option including, but not limited to, requiring the Optionee to pay to the Company, in cash, an amount sufficient to cover the Company’s withholding obligations.

12. Conditions Upon Issuance of Units.

(a) The Company shall not be obligated to sell or issue any Units upon the exercise of any Option granted under the Plan unless the issuance and delivery of Units comply with all provisions of applicable federal and state securities laws.

(b) As a condition to the exercise of an Option, the Company may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of applicable federal and state securities laws.

(c) The Company shall not be liable for refusing to sell or issue any Units covered by any Option if the Company cannot obtain authority from the appropriate regulatory bodies deemed by the Company to be necessary to sell or issue such Units in compliance with all applicable federal and state securities laws. In addition, the Company shall have no obligation to any Participant, express or implied, to list, register or otherwise qualify the Units covered by any Option.

(d) No Participant will be, or will be deemed to be, a holder of any Units subject to an Option unless and until such Participant has exercised his or her Option and paid the purchase price for the subject Units.

13. Restrictions on Transfer.

(a) Options issued pursuant to the Plan shall be nontransferable except by will or the laws of descent and distribution, and may only be exercisable during the Participant’s lifetime only by the Participant.

(b) Subject to Sections 11.5 and 11.6 of the LLC Agreement, and notwithstanding any provision of the LLC Agreement (except for Section 11.2 of the LLC Agreement), Units issued pursuant to the Plan shall be nontransferable except by will or the laws of descent and distribution.

14. Company Purchase Option. No Units shall be issued with respect to the exercise of any Option unless the Optionee has executed and delivered to the Company a Redemption Agreement and become a party to the LLC Agreement.

15. Modification of Plan and Options.

(a) The Committee or the Company may from time to time and at any time alter, amend, suspend, discontinue or terminate this Plan.

(b) At any time and from time to time, the Committee may execute an instrument providing for modification, extension or renewal of any outstanding Option, provided that no such modification, extension or renewal shall impair the Option without the consent of the holder of the Option.

16. Effect of Change in Units Subject to the Plan. In the event that each of the Units shall be changed into or exchanged for a different number or kind of equity interest of the Company or of another entity (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination or otherwise), or in the event a Unit split or a dividend (other than a dividend paid in respect of federal, state or other taxes) payment occurs, then the Committee may take any action it deems advisable, including without limitation, deciding to (a) substitute for each Unit then subject to Options or available for Options the number and kind of units or shares of interest into which each outstanding Unit shall be so changed or exchanged, or the number of Units as is equitably required in the event of a Unit split, together with an appropriate adjustment of the Exercise Price, or (b) cancel all such Options as of the effective date of any merger, consolidation, recapitalization, reclassification, split-up or combination by giving written notice to each holder thereof or his personal representatives of its intention to do so and (i) by permitting the exercise of all such Options, without regard to determinations of periods or installments of exercisability during the fifteen (15) day period immediately preceding such effective date or (ii) making a cash payment equal to the excess of the Fair Market Value over the Exercise Price, multiplied by the number of Units subject to all such Options.

17. Administration. A committee appointed by the Company (the “Committee”) shall administer the Plan. Option agreements, in the form as approved by the Committee, and containing such terms and conditions consistent with the provisions of this Plan as are determined by the Committee, may be executed on behalf of the Company by any person designated by the Committee. The Committee shall have complete authority to construe, interpret and administer the provisions of this Plan and the provisions of the Option agreements granted hereunder; to prescribe, amend and rescind rules and regulations pertaining to this Plan; to suspend, discontinue or terminate this Plan; and to make all other determinations necessary or deemed advisable in the administration of the Plan. The determinations, interpretations and constructions made by the Committee shall be final and conclusive. No member of the Committee shall be liable for any action taken, or failed to be taken, made in good faith relating to the Plan or any award thereunder, and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the fullest extent permitted by law.

18. Continued Employment Not Presumed. Nothing in this Plan or any document describing it nor the grant of any Option shall give any Participant the right to continue in the employment of the Company or affect the right of the Company to terminate the employment of any such person with or without cause.

19. Governing Law. THE PLAN SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS ENTERED INTO AND TO BE PERFORMED IN THE STATE OF DELAWARE.

20. Severability of Provisions. If any provision of this Plan is determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the remaining provisions of the Plan, but such invalid, illegal or unenforceable provision shall be fully severable, and the Plan shall be construed and enforced as if such provision had never been inserted herein.

###############

EXHIBIT A

TO

AMENDED AND RESTATED

CONSOLIDATED CONTAINER HOLDINGS LLC

1999 UNIT OPTION PLAN

THE UNITS DISCUSSED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING ISSUED IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS. NEITHER THE UNITS NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS UNLESS PURSUANT TO EXEMPTIONS THEREFROM. ADDITIONAL RESTRICTIONS ON TRANSFER OF THE UNITS ARE SET FORTH IN THE LIMITED LIABILITY COMPANY AGREEMENT. THE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THE COMPANY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Special Unit Acquisition, Ownership and Redemption Agreement

This Special Unit Acquisition, Ownership and Redemption Agreement (this “Agreement”) is entered into as of the date set forth on the signature page to this Agreement by and between Consolidated Container Holdings LLC, a Delaware limited liability company (the “LLC”), and the individual identified on the signature page to this Agreement (“Service Provider”). Capitalized terms not otherwise defined herein shall have the meanings accorded to such terms in the Amended and Restated Limited Liability Company Agreement of Consolidated Container Holdings LLC, dated as of May 20, 2004 (the “LLC Agreement”) or, if not defined in the LLC Agreement, the Plan (defined below).

W I T N E S S E T H:

WHEREAS, the LLC was formed pursuant to the Limited Liability Company Agreement of Consolidated Container Holdings LLC dated as of July 1, 1999;

WHEREAS, Service Provider provides (or will provide) services, as an employee, to the LLC;

WHEREAS, the LLC desires to sell to Service Provider the interest in the LLC (the “Units”) pursuant to the exercise of an option held by Service Provider under the Second Amended and Restated Consolidated Container Holdings LLC 1999 Unit Option Plan (the “Plan”), subject to the terms and conditions of this Agreement; and

WHEREAS, Service Provider desires to acquire the Units specified in connection with Service Provider’s exercise of an option under the Plan, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the receipt and adequacy of which all the parties to this Agreement acknowledge, the parties mutually agree as follows:

Grant of Interest

1. Subject to the terms and conditions of this Agreement, the LLC hereby sells to Service Provider as of the Effective Date the Units, including Units subject to an option (an “Option”), identified as being owned by Service Provider pursuant to the Service Provider’s Option agreement (collectively, the “Interest”).

Redemption of the Interest

2. Service Provider hereby agrees and acknowledges that his or her Interest shall be subject to the following terms and conditions:

(a) Termination for Cause. At any time after a Termination for Cause (as hereinafter defined) has occurred, the LLC may purchase the Units for the lesser of (i) Service Provider’s Capital Account with respect to the Units as of the Election Date (as hereinafter defined) and (ii) the Fair Market Value (as hereinafter defined) of the Units on the Election Date. In addition, all of the Service Provider’s outstanding Options, whether vested or unvested, shall terminate immediately without payment therefor.

(b) Termination Other than for Cause. At any time after a Termination Event (as hereinafter defined) has occurred, the LLC may purchase (i) the Units for a price equal to the Fair Market Value of the Units on the Election Date and (ii) all vested Options whose exercise price is less than the Fair Market Value of the Units on the Election Date for a price equal to (A) the Fair Market Value of the Units on the Election Date less (B) the exercise price of such Options. In addition, all of the Service Provider’s outstanding Options that are unvested or whose exercise price is greater than the Fair Market Value of the Units on the Election Date shall terminate without payment therefor.

(c) Method of Exercise of Redemption Right. The Partnership may make an election pursuant to this Section 2 to purchase the Interest by delivering written notice of such election to Service Provider. Delivery may be made by courier, regular U.S. mail, overnight delivery, or telecopy, and shall be effective on the date of delivery to Service Provider.

(d) Definitions. The “Election Date” shall mean the date the LLC elects to purchase all or any portion of the Interest. The “Fair Market Value” of the Interest as of any date (the “Valuation Date”) shall be equal to, prior to a Public Offering, the fair market value thereof, disregarding any discount for minority interest or marketability of the Interest and assuming the prior conversion, exercise or exchange of all outstanding securities convertible into Units (“Unit Equivalents”) as determined within six (6) months of the Valuation Date by the Board of Directors in its sole discretion (the “Board Determination”); provided, that if the Board Determination is in excess of $250,000 in the aggregate for all Units being valued and if the Service Provider disagrees, in good faith, with the Board Determination, the Service Provider shall promptly notify the LLC of such disagreement, in which event an independent appraiser, accountant or investment banking firm (the “Appraiser”) selected by mutual agreement of the Service Provider and the Board of Directors of the LLC shall make a determination of the fair market value thereof, disregarding any discount for minority interest or marketability of the Interest and assuming the prior conversion, exercise or exchange of all outstanding Unit Equivalents (the “Appraiser Determination”), and if the Appraiser Determination is (i) not at least 110% of the Board Determination, “Fair Market Value” shall be the Board Determination and the Service Provider shall pay the cost of such Appraiser Determination or (ii) 110% of the Board Determination or greater, “Fair Market Value” shall be the Appraiser Determination and the LLC shall pay the cost of such Appraiser Determination. Subsequent to an Initial Public Offering (as defined in the LLC Agreement), the term “Fair Market Value” shall mean the price per share equal to the average of the last sales price of the Class A Common Stock, par value $.01 per share (“Common Stock”), of Reid Plastics Holdings, Inc., or any successor thereto (the “Company”) on the last thirty trading days prior to the Valuation Date (the “Repurchase Calculation Period”) on each exchange on which the Common Stock may at the time be listed or, if there shall have been no sales on any of such exchanges during the Repurchase Calculation Period, the average of the closing bid and asked prices on each such exchange on each day during the Repurchase Calculation Period or, if there are no such bid and asked prices during the Repurchase Calculation Period on the next preceding date when such bid and asked prices occurred or, if the Common Stock shall not be so listed, the average of the closing sales prices as reported by NASDAQ during the Repurchase Calculation Period in the over-the-counter market. A “Termination for Cause” means a circumstance with respect to which the LLC or any Subsidiary terminates the Service Provider’s employment for “Cause”, as such term is defined in the Service Provider’s employment agreement or, if no such agreement exists, or such term is not defined in the employment agreement, “Cause” shall mean the following the Service Provider’s (i) willful and intentional misconduct or gross negligence in the performance of, or willful neglect of, the Service Provider’s duties, which has caused demonstrable and serious injury (monetary or otherwise) to the LLC or (ii) conviction of, or plea of nolo contendere to, a felony. A “Termination Event” means a circumstance with respect to which Service Provider is no longer an employee of or consultant to the LLC or any Subsidiary for any reason (other than a Termination for Cause), including, without limitation, voluntary retirement by the Service Provider, termination by the LLC without Cause, termination due to disability or voluntary termination by the Service Provider.

Cooperation in Effecting Transfer to Partnership

3. Service Provider acknowledges and agrees that upon the transfer of the Interest, Service Provider shall promptly execute, perform and deliver any and all documents, forms and agreements requested by the LLC to reflect the assignment, transfer and redemption of the Interest by the Service Provider to the LLC.

Service Provider Representations and Warranties

4. Service Provider hereby represents and warrants to the LLC as follows:

(a) (i) Service Provider has been furnished prior to the date hereof a copy of the LLC Agreement or a photocopy counterpart thereof, (ii) the LLC has made available to the Service Provider the opportunity to ask questions of, receive answers and to obtain any additional information necessary to verify the accuracy of the information set forth in the LLC Agreement and all attachments and amendments thereto, and Service Provider has received all such requested information from the LLC concerning the terms and conditions of the LLC Agreement, and (iii) Service Provider has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of owning the Interest.

(b) Service Provider has received no representations or warranties from LLC, any member of the LLC or their employees or agents, or any other person and, in accepting the Interest, Service Provider is relying solely on the information contained in the LLC Agreement.

(c) Service Provider recognizes that the potential reward from owning the Interest is speculative and that any obtaining of money pursuant to the Interest involves a high degree of uncertainty.

(d) Service Provider has adequate net worth and means of providing for his current needs and possible personal contingencies, and has no need, and anticipates no need in the foreseeable future, to sell the Interest which he hereby acquires.

(e) Service Provider acknowledges that it has been advised that the interests in the LLC have not been registered under the Securities Act of 1933, as amended, or under any state securities law or regulation.

(f) The Interest which Service Provider hereby accepts will be acquired for his own account for investment and not for the benefit of any other person or with a view toward resale or redistribution, and Service Provider does not now have any reason to anticipate any change in his circumstances or other particular occasion or event which would cause him to sell his Interest.

(g) Service Provider acknowledges that there are substantial restrictions on the transferability of the Interest. Since the Interest is not, will not be, and Service Provider has no right to require that it be, registered under the Securities Act of 1933, as amended, or any other applicable state securities laws, the Interest may not be, and Service Provider agrees that it shall not be, sold unless such sale is exempt from such registration under the Securities Act of 1933, as amended, and any other applicable state securities laws or regulations and unless the other requirements set forth in the LLC Agreement are met, and the Service Provider recognizes that the Interest must otherwise be held indefinitely and the Service Provider must continue to bear the economic risk of the investment in the Interest. Service Provider further acknowledges that the LLC is under no obligation to aid him or her in obtaining any exemption from any registration requirements and that the Interest is completely non-transferable. The Service Provider acknowledges that there is not an existing public or other market for the Interest and there can be no assurance that he will be able to sell or dispose of his Interest, even if the transfer of such interest is otherwise allowed pursuant to this Agreement or the LLC Agreement.

(h) In the event that Service Provider resides in a jurisdiction which requires any legend to be placed on the LLC Agreement in addition to the legend existing thereon, Service Provider consents to the placement of such legend on such document.

(i) The Service Provider is competent to and has sufficient capacity to enter into and perform his obligations under this Agreement. This Agreement has been duly executed and delivered by the Service Provider. Assuming the due execution and delivery hereof by the other parties thereto, this Agreement is enforceable against the Service Provider in accordance with its terms.

(j) Service Provider understands the meaning and legal consequences of the representations and warranties of Service Provider contained in this Section 4. Service Provider further understands that the LLC and its respective members, principals and officers will rely upon such representations and warranties in connection with their execution and performance of this Agreement. In this connection, Service Provider hereby agrees to indemnify and hold the LLC and their respective principals, officers, affiliates, employees and agents harmless from and against all losses, claims, damages, expenses or liabilities resulting or arising from the inaccuracy, the incompleteness or a breach by Service Provider of any such representation or warranty. All representations and warranties of Service Provider contained in this Agreement shall survive the execution of this Agreement.

(k) Service Provider acknowledges that he will not be deemed to have made any capital contributions to the LLC by virtue of his services to the LLC.

(l) Service Provider acknowledges that, as an entity formed (for federal income tax purposes) as a partnership, the LLC will not pay federal income taxes, but each member (including Service Provider) of the LLC will be required to report his share (whether or not distributed) of the income, gains, losses, deductions and credits of the character specified in Section 702 of the Internal Revenue Code of 1986, as amended (“Code”). Service Provider acknowledges that he understands that the LLC may not be able to distribute cash to provide for such taxes. Thus, it is possible that Service Provider as a member of the LLC could incur income tax liabilities attributable to the LLC without receiving from the LLC sufficient cash distributions with which to pay such tax liabilities.

(m) In addition to the federal income tax consequences described above, Service Provider acknowledges that certain states in which the LLC may own property will impose an income tax on that portion of an individual member’s distributive share of LLC net income, as adjusted, attributable to that state in excess of certain allowable pro-rated deductions and/or personal exemptions (or credits). Service Provider acknowledges that both the substantive features of state and local taxes, income taxes and the filing requirements will vary and that the LLC may also be required to withhold state taxes from distributions to Service Provider in some instances.

5. Intentionally deleted.

Covenants of Service Provider

6. Service Provider hereby acknowledges and agrees that Service Provider, as the owner of the Interest, has executed a counterpart of the LLC Agreement and therefore is bound by and subject to the terms of the LLC Agreement. Service Provider covenants and agrees to abide by the terms of the LLC Agreement as in effect from time to time.

Power of Attorney

7. Service Provider does hereby irrevocably constitute and appoint the Chief Financial Officer of the LLC with full power of substitution as his true and lawful agent and attorney-in-fact, in Service Provider’s name and stead to execute, acknowledge, deliver, swear to and/or file the LLC Agreement and all such other instruments as are described in the LLC Agreement. The power of attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive the death, dissolution, disability, bankruptcy or legal incapacity of Service Provider and shall extend to Service Provider’s heirs, successors and assigns.

Miscellaneous

8. The address of Service Provider for all purposes shall be the address set forth on the signature page of this Agreement or such other address of which the LLC has received written notice.

9. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions of this Agreement.

10. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purpose of this Agreement.

11. This Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

12. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

13. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

14. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties, notwithstanding that all the parties are not signatories to the original or the same counterpart.

15. This Agreement shall be construed in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware applicable to contracts entered into and to be performed in the State of Delaware.

16. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

17. For purposes of this Agreement, the terms “Controlling” and “Control” with respect to an entity means the power, directly or indirectly, either to direct or cause the direction of the management policies of such entity, whether through the ownership of voting securities or equity interest, by contract or otherwise.

18. Any provision of this Agreement to the contrary notwithstanding, the LLC may take such steps as it may deem necessary or desirable for the withholding of any taxes which it is required by law or regulation of any governmental authority, federal, state or local, domestic or foreign, to withhold in connection with the Interest granted hereto.

19. If Service Provider shall ever become legally divorced, then in connection with the property settlement that occurs with respect to such divorce, Service Provider and his spouse (“Spouse”) shall each use his or her best efforts to convince the court to award 100% of the Interest to Service Provider. If the court awards any portion of the Interest to Spouse, Service Provider shall purchase and/or otherwise acquire from Spouse, for Liquidation Value (defined below), all of Spouse’s interest (if any) in the Interest, and Spouse agrees to cooperate in transferring to Service Provider such legal, economic and other rights in the Interest. If Service Provider fails to purchase and/or otherwise acquire such rights, then the LLC shall have the right to acquire from Spouse, for Liquidation Value, all of Spouse’s interest in the Interest. If the LLC does not acquire Spouse’s interest in the Interest, Spouse shall be treated only as an assignee of an interest in the LLC, and shall not be treated as a substitute member, and shall merely have a right to receive allocations of, profit, loss and other items of income, gain or deduction and credit, and the rights to distributions. Spouse is executing this Agreement solely to evidence her consent and agreement to take such actions as may be necessary to comply with this Section 19. If Service Provider should ever become divorced and then remarry during the term of this Agreement, Service Provider covenants and agrees that Service Provider will cause his spouse to execute a counterpart to this Agreement solely to evidence such spouse’s consent and agreement to take such actions as may be necessary to comply with this Section 19. The term “Liquidation Value” with respect to the Interest (or an economic interest in any portion of the

Interest) means the amount the owner would receive under the terms of the LLC Agreement if the LLC sold its assets for Fair Market Value, discharged all of its liabilities, and distributed the remaining proceeds to the Partners pursuant to Article XII of the LLC Agreement.

20. Nothing contained in this Agreement shall be deemed to obligate the LLC or any subsidiary of the LLC to employ the Service Provider in any capacity whatsoever or to prohibit or restrict the Company (or any such subsidiary) from terminating the employment, if any, of the Service Provider at any time or for any reason whatsoever, with or without cause.

[Signature lines to be added at time of issuance of Units.]